Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form T-2

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF AN
                     INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE
                          ____________________________

          Check if an Application to Determine Eligibility of a Trustee
                          Pursuant to Section 305(b)(2)
                          ____________________________

                                 GENE E. PLOEGER
                                (Name of Trustee)

                                   ###-##-####
                            (Social Security Number)

                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
              (Business address: street, city, state and zip code)


                        Wisconsin Power and Light Company
               (Exact name of obligor as specified in its charter)


             Wisconsin                                    39-0714890
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                         Identification
   Number)


   222 West Washington Avenue
   Madison, Wisconsin                                          53703
   (Address of principal executive offices)                  (Zip code)


                              FIRST MORTGAGE BONDS
                         (Title of indenture securities)

   Item 1.   Affiliations with obligor.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

             The obligor is not an affiliate of the trustee.


   Item 2.   Trusteeships under other indentures.

             If the trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, file a copy of each such indenture as an exhibit and furnish the following information.

             (a) Title of the securities outstanding under each such other indenture.

                  Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

             (b) A brief statement of the fact relied upon by the trustee as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                  Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

   Item 3. Certain relationships between the trustee and the obligor or an underwriter.

             If the trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor, state the nature of each such connection.

             Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

   Item 4.   Securities of the obligor owned or held by the trustee.

             Furnish the following information as to securities of the obligor owned beneficially by the trustee or held by the trustee as collateral security for obligations in default:

                               As of June 9, 1997

    Col. A          Col. B            Col. C               Col. D

    Title of class  Whether           Amount owned         Percent of
                    the securities    beneficially or      class
                    are voting        held                 represented by
                    or nonvoting      as collateral        amount given
                    securities        security             in Col. C
                                      for obligations
                                      in default

             Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

   Item 5.   Securities of underwriters owned or held by the trustee.

             If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                               As of June 9, 1997


    Col. A          Col. B         Col. C                 Col. D

    Name of         Amount         Amount owned           Percentage of
    issuer and      outstanding    beneficially or held   voting securities
    title of class                 as collateral security represented by
                                   for obligations in     amount given
                                   default                in Col. C

             Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.


   Item 6. Holdings by the trustee of voting securities of certain affiliates or principal holders of voting securities of the obligor.

             If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, or the obligor, furnish the following information as to the voting securities of such person:

                               As of June 9, 1997

    Col. A           Col. B          Col. C                   Col. D

    Name of          Amount          Amount owned             Percent of
    issuer and       outstanding     beneficially or held     class represented
    title of class                   as collateral security   by amount given
                                     for obligations in       in Col. C
                                     default by trustee

             Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.


   Item 7. Holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

             If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                               As of June 9, 1997

    Col. A          Col. B          Col. C                   Col. D

    Name of         Amount          Amount owned             Percent of
    issuer and      outstanding     beneficially or held     class
    title of class                  as collateral security   represented
                                    for obligations in       by amount
                                    default by trustee       given
                                                             in Col. C

             Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

   Item 8.   Indebtedness of the Obligor to the Trustee.

             Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information.

                               As of June 9, 1997

    Col. A                       Col. B                      Col. C

    Nature of indebtedness       Amount outstanding          Date due

             Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.


   Item 9.   Defaults by the obligor.

             (a) State whether there is or has been any default with respect to the securities under this indenture. Explain the nature of any such default.

                  Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

             (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                  Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

   Item 10.  Affiliations with the underwriters.

         If any underwriter is an affiliate of the trustee, describe each such affiliation.

         Per General Instruction B to Form T-2, no response is required to this item as the obligor is not presently in default.

   Item 11.  List of exhibits.

         List below all exhibits filed as a part of this statement of eligibility.

         None


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, I, Gene E. Ploeger, have signed this statement of eligibility in the City of Milwaukee and State of Wisconsin, on the First day of May, 1997.



                                By:   /s/Gene E. Ploeger
                                      Gene E. Ploeger, Vice President